UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2025, PMGC Holdings Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Univest Securities, LLC (the “Sales Agent”) under which the Company may issue and sell from time to time, shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of not more than $100,000,000 through the Sales Agent or any of its sub-agent(s) or other designees, acting as sales agent. On April 24, 2025, we filed a prospectus supplement (“Prospectus Supplement”) which forms a part of a Registration Statement (as amended from time-to-time, referred to as the “Registration Statement”) on Form S-3 (Registration No. 333-284505), filed by the Company on January 27, 2025 with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on February 7, 2025 for the offer and sale from time to time of $1,737,635 of Shares pursuant to the Sales Agreement. Prior to any sales under the Sales Agreement, the Company will deliver a “Transaction Notice” to the Sales Agent that will set the parameters for such sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. The offer and sale of the Shares, if any, will be made pursuant to the Company’s Registration Statement and as supplemented by the Prospectus Supplement, which Shares may be issued from time to time pursuant to the Sales Agreement.

Subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the Shares, if any, only by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly through the Nasdaq Capital Market or any other trading market on which the Company’s common stock is listed or quoted or to or through a market maker. In addition, subject to the terms and conditions of the Sales Agreement, with the Company’s prior written consent, the Sales Agent may also sell Shares by any other method permitted by law, or as may be required by the rules and regulations of the Nasdaq Stock Market, LLC or such other trading market on which the Company’s common stock is listed or quoted, including, but not limited to, in negotiated transactions. The Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares in accordance with the terms of the Sales Agreement and any applicable Transaction Notice. The Company cannot provide any assurances that the Sales Agent will sell any Shares pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the offering of the Shares. Pursuant to the terms of the Sales Agreement, the Company also provided the Sales Agent with customary indemnification rights, including indemnification against certain liabilities under the Securities Act. The Company will pay the Sales Agent a commission in cash equal to 3.5% of the gross proceeds from the sale of the Shares under the Sales Agreement, if any. In addition, the Company has agreed to reimburse the Sales Agent for all reasonable travel and other accountable expenses, including the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $40,000. Additionally, pursuant to the terms of the Sales Agreement, the Company agreed to reimburse the Sales Agent, upon request, fees and expenses incurred in connection with the Sales Agreement in an amount not to exceed $5,000 on a quarterly basis thereafter.

Subject to the terms of the Sales Agreement, the solicitation of offers to purchase the Shares will be terminated upon (a) the Company’s written thirty (30) days’ prior notice; (b) the Sales Agent’s written notice, in its sole discretion, at any time. The Sales Agreement will remain in full force and effect for twenty-four (24) months from April 24, 2025, unless terminated as described in clauses (a) and (b) of this paragraph.

The foregoing summary of the Sales Agreement is not complete and is qualified in the entirety by reference to the complete text of the Sales Agreement, which Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The Shares will be issued pursuant to the Registration Statement, the base prospectus filed as part of the Registration Statement, and the at-the-market offering agreement prospectus filed as part of the Registration Statement. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of At-The-Market Issuance Sales Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

2